Exhibit 32.1
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             Certification Pursuant to 18 USC Sec. 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


    In connection with the Annual Report of Admiral Finance Corp. (Company) on Form 10-K (Report) for the year ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof. I, Wm. Lee Popham, Chief Executive and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wm. Lee Popham                     Dated: September 26, 2005
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Wm. Lee Popham
Chief Executive and
Chief Financial Officer